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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the use in connection with the registration statement on Form S-8 for the 2006 Incentive Compensation Plan, Registration File No. 333-135694, of Multi-Media Tutorial Services, Inc., incorporated into the Annual Report on Form 10-KSB of Multi-Media Tutorial Services, Inc., of our report dated June 5, 2007 to the consolidated financial statements of Multi-Media Tutorial Services, Inc. as of February 28, 2007 and for the years ended February 28, 2007 and 2006.





                                    /s/ Sherb & Co., LLP
                                        Sherb & Co., LLP
                                        Certified Public Accountants



New York, New York
June 5, 2007